SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   October 25, 2000

                    TOSCO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7910 (Commission File Number)	95-1865716 (IRS Employer ID Number)

1700 East Putnam Avenue, Suite 500, Old Greenwich, Connecticut      06870
(Address of principal executive offices)                                              (Zip Code)

Registrant's Telephone Number, including area code:    (203) 698-7500

(Former name or former address, if changed since last report)

Item 5.      Other Events

.

                 Tosco Corporation (TOS) is discussing its third quarter results in a teleconference today at 11:00 a.m., EDT. The public is invited to listen by calling 800-553-5275 from within the U.S. or 651-224-7472 from outside the U.S. If the public is unable to listen to the conference call, the public may listen to a replay of the call through the end of the day on Monday, October 30, 2000 by dialing 800-475-6701 from within the U.S. or 32-365-3844 from outside the U.S., and entering Access Code 511750. This replay period represents an extension of the date set forth in the earnings press release.

Item 7.      Exhibits

None.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOSCO CORPORATION By: /s/ Wilkes McClave Name: Wilkes McClave Title: Senior Vice President

Dated: October 25, 2000